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                                                                    Exhibit 10.6


      PROMISSORY NOTE

$122,500                                                  White Plains, New York
                                                          September 8, 1998

      FOR VALUE RECEIVED, CRAIG O. MORRISON, having an address at 2S716 Summerfield Court, Wheaton, Illinois 60187 ("Executive"), hereby promises to pay to the order of PAXAR CORPORATION, a New York corporation ("Paxar"), at 105 Corporate Park Drive, White Plains, New York 10604, or at such place as Paxar shall designate by notice hereunder to Executive, in lawful money of the United States of America, the principal amount of ONE HUNDRED TWENTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($122,500) (the "Principal Amount") on demand.

      Except as specifically provided in this Promissory Note, no interest shall be due or payable on the Principal Amount or any balance thereof.

      If Executive defaults in the payment of the Principal Amount when due, Executive shall pay interest on such unpaid amount, to the extent permitted by law, from the date on which such payment was due until paid at an interest rate equal to the applicable federal short-term rate specified for monthly compounding promulgated by the Internal Revenue Service under Section 1274(d) of the Internal Revenue Code of 1986, as amended, plus five percent (5%), compounded monthly.

      Executive hereby waives presentment for payment, protest, notice of protest, notice of nonpayment and diligence in bringing suit.

      This Promissory Note shall be governed by and construed in accordance with the laws and the State of New York, and the terms hereof may not be changed orally.



                                    /s/ Craig O. Morrison
                                    -----------------------------
                                    Craig O. Morrison